Exhibit 10.4
[Executed]
AMENDED AND RESTATED INTERCREDITOR
AND SUBORDINATION AGREEMENT
     This Amended and Restated Intercreditor and Subordination Agreement (this “Agreement”), dated as of September 19, 2008, is among JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (in such capacity, with its successors and assigns, the “Senior Agent”) for the Senior First Priority Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as collateral agent and subordinated holder representative for the Subordinated Holders (the “Subordinated Holder Representative”), TETON ENERGY CORPORATION, a Delaware corporation (“Borrower”), and each of the other Loan Parties party hereto.
     WHEREAS, Borrower, the Senior Agent, and the Senior Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of April 2, 2008 (as amended, supplemented, restated or otherwise modified, including any refinancing thereof, from time to time, the “Senior Credit Agreement”), pursuant to which the Senior Lenders have agreed to extend credit to Borrower; and
     WHEREAS, Borrower and the Subordinated Holders party thereto entered into that certain Securities Purchase Agreement dated as of June 9, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, the “Subordinated Debenture Purchase Agreement”), pursuant to which Borrower issued, and the Subordinated Holders purchased, the June 2008 Subordinated Debentures; and
     WHEREAS, Borrower, each of the Loan Parties, and Whitebox Teton, Ltd, as collateral agent for the Subordinated Holders (the “Original Subordinated Holder Representative”), entered into that certain Intercreditor and Subordination Agreement dated as of June 9, 2008 (the “Original Intercreditor and Subordination Agreement”), pursuant to which the Subordinated Holders and the Original Subordinated Holder Representative agreed to subordinate the June 2008 Subordinated Debentures on the terms and conditions set forth therein; and
     WHEREAS, the June 2008 Subordinated Debentures are being exchanged for the Exchanged Debentures being issued pursuant to the Indenture, which Exchanged Debentures are being issued on substantially the same terms as were the June 2008 Subordinated Debentures; and
     WHEREAS, the trustee under the Indenture, The Bank of New York Mellon Trust Company, N.A., is being appointed as the Subordinated Holder Representative pursuant to an amendment to the Subordinated Debenture Purchase Agreement of even date herewith; and
     WHEREAS, the parties desire to amend and restate the Original Intercreditor and Subordination Agreement in its entirety with this Agreement; and
     WHEREAS, the execution and delivery of this Agreement is a condition to any extension (and/or continued extension) of credit by the Senior Lenders under the Senior Credit Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, and to induce the Senior Lenders to continue to extend credit under the Senior Credit Agreement, the parties agree as follows:
     SECTION 1 Definitions.
     The following terms, as used herein, have the following meanings:
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Business Day” means any day except a Saturday, Sunday or other day on which national banks in New York City, Chicago, Illinois or Dallas, Texas are authorized or required by law to close.
     “Commitments” means all commitments to lend, issue letters of credit or otherwise make financial accommodations set forth in the Senior Credit Agreement (including, without limitation, all “Commitments” as defined in the Senior Credit Agreement).
     “Common Collateral” means all assets that are both Senior Loan Collateral and Subordinated Debenture Collateral.
     “DIP Financing” means any financing (including, without limitation, financings in the form of loans or advances and financings providing for the issuance of letters of credit) provided to any Loan Party (as debtor, debtor-in-possession or otherwise) under the Bankruptcy Code by one or more of the Senior First Priority Secured Parties for which the use of the proceeds thereof is restricted to providing for general corporate and working capital expenditures of Borrower and its subsidiaries for costs and expenses that (a) are incurred in the ordinary course of business to directly or indirectly support the continuing operations of Borrower and its subsidiaries (including, without limitation, general and administrative expenses, employee compensation and costs associated with benefits, payment of contractual obligations (to the extent payment is permitted pursuant to the Insolvency Proceeding), and adequate assurance payments and expenses incurred in connection with the Insolvency Proceeding), (b) are reasonably necessary to preserve and maintain the value of the Common Collateral (including, without limitation, maintenance capital expenditures, expenditures associated with reworking, plugging-back or similar operations designed to maximize production from a well or field, and expenditures associated with drilling of low-risk in-field prospects), (c) are attributable to the ownership and operation of Borrower’s and its subsidiaries’ oil and gas properties (including, without limitation, payment of royalty payments, taxes and other amounts due as a result of the hydrocarbons produced from such properties and obligations under any joint operating or similar agreement that could reasonably be expected to enhance the value of the properties subject thereto or could result in penalty or forfeiture if not made), and (d) Borrower and the Senior Agent reasonably believe will enhance the value of Borrower’s estate.
     “Enforcement Action” means, with respect to the Senior Indebtedness or the Subordinated Indebtedness, any demand for payment or acceleration thereof, the bringing of any lawsuit or other proceeding, the exercise of any rights and remedies, directly or indirectly, with respect to any Common Collateral, any enforcement or foreclosure of any Lien, any sale in lieu of foreclosure, the taking of possession, exercise of any offset, repossession, garnishment, sequestration or execution, any collection of any Common Collateral, any notice to account debtors on any Common Collateral or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Senior Loan Documents or the Subordinated Debenture Documents, or applicable law, including, without limitation, the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the uniform commercial code of any applicable jurisdiction, under the Bankruptcy Code or otherwise; provided that any Permitted Action shall not constitute an Enforcement Action.
     “Exchanged Debentures” means the 10.75% Secured Subordinated Convertible Debentures due 2013 issued pursuant to the Indenture by the Borrower and guaranteed by the other Loan Parties which are issued in exchange for the June 2008 Subordinated Debentures (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof).
     “First Priority Liens” means all Liens created by any Senior Security Document and all other Liens securing the Senior Indebtedness.
     “Indenture” means that certain Secured Subordinated Convertible Debenture Indenture of even date herewith among Borrower, the other Loan Parties and the Subordinated Noteholder Representative, as indenture trustee (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof).
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “June 2008 Subordinated Debentures” means the “Debentures” as defined in the Subordinated Debenture Purchase Agreement.
     “Letters of Credit” means all “Letters of Credit” as defined in the Senior Credit Agreement.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Loan Parties” means, collectively, Borrower and its Subsidiaries under and as defined in the Senior Credit Agreement, and “Loan Party” means any one of the foregoing.
     “Permitted Action” means (a) the acceleration of all or a portion of the Subordinated Indebtedness after the acceleration of the Senior Indebtedness, and (b) the exercise by the Subordinated Holder Representative, on behalf of the Subordinated Holders, of its rights and remedies in respect of the Common Collateral under the Subordinated Security Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Senior Agent of its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of a Subordinated Debenture Default; provided, that, notwithstanding the foregoing, in no event shall the Subordinated Holder Representative nor any Subordinated Holder exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) the Senior Agent or any other Senior First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Subordinated Holder Representative) or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Subordinated Holder Representative and the Subordinated Holders may take any action expressly permitted by Section 6 to be taken by them.
     “Permitted Payments” means (a) any payment made as Permitted Reorganization Securities, (b) reasonable and customary fees and expenses of professionals and advisors to the Subordinated Holders and the Subordinated Holder Representative, and (c) reasonable and customary annual agency fees and out-of-pocket expenses of the Subordinated Holder Representative acting in its capacity as indenture trustee and collateral agent under the Subordinated Debenture Documents.
     “Permitted Reorganization Securities” means securities, whether debt or equity, received in an Insolvency Proceeding or a consensual reorganization or restructuring that are subordinated, junior and inferior to the Senior Indebtedness in all respects to at least the same extent as the Subordinated Indebtedness as provided herein.
     “Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity or other party, including, without limitation, any government and any political subdivision, agency or instrumentality thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
     “Second Priority Liens” means all Liens created by any Subordinated Security Document and all other Liens securing the Subordinated Indebtedness.
     “Secured Parties” means the Senior First Priority Secured Parties and the Subordinated Holders.
     “Senior First Priority Secured Parties” means the Senior Agent, the Senior Lenders and any other owner or holder of any Senior Indebtedness.
     “Senior Indebtedness” means (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Senior Credit Agreement and the other Senior Loan Documents, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any Letter of Credit or similar instruments issued pursuant to the Senior Credit Agreement and the other Senior Loan Documents, (c) all obligations of any Loan Party owed to any Senior Lender or any affiliate of any Senior Lender under any Swap Agreement, (d) all fees, expenses, costs and other amounts payable from time to time pursuant to the Senior Loan Documents, in each case whether secured or unsecured or whether allowed or allowable in an Insolvency Proceeding and (e) all other Indebtedness (as defined in the Senior Credit Agreement). To the extent any payment with respect to any Senior Indebtedness (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Subordinated Holder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior First Priority Secured Parties and the Subordinated Holders, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Senior Indebtedness Payment Date” means the first date on which (a) the Senior Indebtedness has been indefeasibly paid in cash in full, (b) all commitments (including, without limitation, the Commitments) to extend credit under the Senior Loan Documents have been terminated, (c) there are no outstanding Letters of Credit or similar instruments issued under the Senior Loan Documents and (d) all Swap Agreements entered into between any Senior Lender or an affiliate thereof and any Loan Party have been terminated.
     “Senior Lenders” means the Senior Agent and the financial institutions party to the Senior Credit Agreement as Lenders (as therein defined).
     “Senior Loan Collateral” means all assets, whether now owned or hereafter acquired by Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Senior First Priority Secured Party as security for any Senior Indebtedness.
     “Senior Loan Documents” means the Senior Credit Agreement and each Senior Security Document, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof.
     “Senior Loans” means the loans and other extensions of credit made by the Senior Lenders to Borrower pursuant to the Senior Credit Agreement.
     “Senior Security Documents” means each “Guaranty Agreement,” as defined in the Senior Credit Agreement, the mortgages, deeds of trust, amended and restated mortgages, amended and restated deeds of trust and other documents or agreements executed or authorized by Borrower or any other Loan Party granting or perfecting (or intending to grant or perfect) any Lien in any asset of Borrower or any other Loan Party in favor of any Senior First Priority Secured Party.
     “Standstill Period” has the meaning set forth in the definition of “Permitted Action.”

     “Subordinated Debenture Collateral” means all assets, whether now owned or hereafter acquired by Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Subordinated Holder as security for any Subordinated Indebtedness.
     “Subordinated Debenture Default” means an “Event of Default” as defined in any of the Subordinated Debenture Documents.
     “Subordinated Debenture Documents” means the Subordinated Debenture Purchase Agreement, the Subordinated Debentures, the Indenture, each other “Transaction Document” as defined in the Subordinated Debenture Purchase Agreement and each other “Transaction Document” as defined in the Indenture, including, without limitation, each Subordinated Security Document, as the same may be amended, modified or supplemented in accordance with the terms hereof.
     “Subordinated Debentures” means the June 2008 Subordinated Debentures and the Exchanged Debentures.
     “Subordinated Holder” means (a) any “Purchaser” as defined in the Subordinated Debenture Purchase Agreement, (b) the Original Subordinated Holder Representative, (c) any “Holder” as defined in the Indenture, (d) the Subordinated Holder Representative and (e) any other owner or holder of any Subordinated Indebtedness, and their respective successors and assigns.
     “Subordinated Holder Optional Redemption” means the “Holder Optional Redemption” as defined in the June 2008 Subordinated Debentures as in effect on June 9, 2008 or the Optional Redemption at the Election of Holder as set forth in Section 3.02 of the Indenture as in effect on the date hereof.
     “Subordinated Holder Optional Redemption Date” means the “Holder Optional Redemption Date” as defined in the June 2008 Subordinated Debentures as in effect on June 9, 2008 or the “Holder Optional Redemption Date” as defined in the Indenture as in effect on the date hereof.
     “Subordinated Indebtedness” means all of the following, whether secured or unsecured: (a) all principal of and interest (including, without limitation, any Post-Petition Interest) and premium (if any) on all indebtedness and other obligations under the Subordinated Debenture Purchase Agreement and the other Subordinated Debenture Documents including, without limitation, the Subordinated Debentures and the Indenture, (b) all fees, expenses, costs and other amounts payable from time to time pursuant to the Subordinated Debenture Documents and any trust indenture entered into in connection therewith (other than costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Subordinated Debenture Documents in an amount not to exceed $100,000 plus any applicable filing or recording fees), (c) all guaranties of any of the foregoing, in each case whether or not allowed or allowable in an Insolvency Proceeding, (d) all deficiency claims of any Subordinated Holder in respect of the foregoing, (e) the other obligations of Borrower under the Subordinated Debenture Purchase Agreement and the Registration Rights Agreement (as defined in the Subordinated Debenture Purchase Agreement), (f) other obligations of Borrower under the

Indenture and (g) all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the previously described subordinated indebtedness. To the extent any payment with respect to any Subordinated Indebtedness (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Senior First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Senior First Priority Secured Parties and the Subordinated Holders, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Subordinated Security Documents” means the “Security Documents” as defined in the Subordinated Debenture Purchase Agreement and the “Security Documents” as defined in the Indenture.
     “Swap Agreements” means all “Swap Agreements” as defined in the Senior Credit Agreement.
     “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas.
     SECTION 2 Subordination.
     2.1 Agreement to Subordinate. Each Loan Party agrees, and each Subordinated Holder and the Subordinated Holder Representative by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness) agrees, that the Subordinated Indebtedness is subordinated in right of payment, to the extent and in the manner provided in this Agreement, to the prior indefeasible payment in full in cash of all Senior Indebtedness, and that such subordination is for the benefit of and enforceable by the Senior Agent on behalf of the Senior First Priority Secured Parties.
     2.2 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Loan Party to creditors upon a restructuring, reorganization, total or partial liquidation or a total or partial dissolution of any Loan Party or in an Insolvency Proceeding relating to any Loan Party or its respective properties or during the pendency of any Insolvency Proceeding: (a) holders of the Senior Indebtedness shall be entitled to receive indefeasible payment in full in cash of all Senior Indebtedness before the Subordinated Holders shall be entitled to receive any payment on or with respect to the Subordinated Indebtedness; and (b) until the Senior Indebtedness Payment Date, any distribution to which the Subordinated Holders would be entitled but for this Section 2 shall be made to Senior First Priority Secured Parties (or the Senior Agent on their behalf) as their interests may appear, except that Subordinated Holders may receive Permitted Payments. If no proof of claim is filed in any Insolvency Proceeding with respect to any Subordinated Indebtedness by the tenth day prior to the bar date for any such proof of claim, the Senior Agent may, after notice to the Subordinated Holder Representative, file such a proof of claim on behalf of the Subordinated Holders, and each Subordinated Holder (by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and

purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) hereby irrevocably appoints the Senior Agent as its agent and attorney-in-fact (which power of attorney is coupled with an interest and irrevocable) for such limited purpose; provided, that the foregoing shall not confer to the holder of any Senior Indebtedness the right to vote on behalf of the Subordinated Holders in any Insolvency Proceedings.
     2.3 No Prepayments of Principal on Subordinated Indebtedness. No principal payments are due upon the Subordinated Indebtedness and no payments in respect of any purchase, repurchase, redemption or defeasance of the Subordinated Indebtedness, other than in respect of the Subordinated Holder Optional Redemption, shall be due on the Subordinated Indebtedness prior to the earliest of (a) the acceleration of the Subordinated Indebtedness upon the occurrence of a Subordinated Debenture Default, (b) June 9, 2013, or (c) a “Change of Control Transaction” as defined in the June 2008 Subordinated Debentures or in the Indenture. Notwithstanding anything to the contrary contained in this Agreement, any Subordinated Holder shall have the right to exercise, and Borrower shall have the obligation to honor, any properly noticed Subordinated Holder Optional Redemption exercised in accordance with the terms of the Subordinated Debenture Purchase Agreement or the Indenture notwithstanding that an “Event of Default” under and as defined in the Senior Credit Agreement exists or would otherwise result from the exercise of such redemption and any payment made by Borrower in connection therewith. Senior Agent, on behalf of itself and the Senior Lenders, hereby consents to Borrower making payments in respect of the Subordinated Holder Optional Redemption on or prior to the Subordinated Holder Optional Redemption Date, notwithstanding any restrictions or prohibitions with respect to such payments contained in the Senior Credit Agreement. In addition to the other restrictions hereunder, so long as any Senior Indebtedness is outstanding, without the prior written consent of Senior Agent, neither Borrower nor any other Person shall make any prepayment of principal of the Subordinated Indebtedness or prepayment in respect of the purchase, repurchase, redemption or defeasance of principal on the Subordinated Indebtedness prior to the time that such principal payment is due, and no Subordinated Holder shall receive any prepayment of principal of the Subordinated Indebtedness or prepayment in respect of the purchase, repurchase, redemption or defeasance of the Subordinated Indebtedness prior to the time that such payment is due. At or after the time that any such payment, repurchase, redemption or defeasance of principal becomes due to any Subordinated Holder, such Subordinated Holder may collect such payment; provided that, except for payments in respect of the Subordinated Holder Optional Redemption made in accordance with the terms of the Subordinated Debenture Purchase Agreement or the Indenture, if any Senior Indebtedness is then outstanding, such Subordinated Holder must receive and hold such payment for, and within three (3) Business Days thereafter, pay over and deliver such payment to, Senior Agent to be applied as a payment or prepayment of the Senior Indebtedness. In addition to the foregoing restrictions concerning principal, except for payments in respect of the Subordinated Holder Optional Redemption made in accordance with the terms of the Subordinated Debenture Purchase Agreement or the Indenture, so long as any Senior Indebtedness is outstanding, without the prior written consent of Senior Agent, neither Borrower nor any other Person shall make any voluntary prepayment or payment in respect of any purchase, repurchase, redemption or defeasance of any item of Subordinated Indebtedness other than principal prior to the time that such item is due, and no Subordinated Holder shall receive any such voluntary prepayment or payment in respect of any purchase, repurchase, redemption or defeasance; provided, that, and notwithstanding the foregoing restrictions, nothing contained herein shall preclude (i) any Subordinated Holder from converting its Subordinated Debentures or any part thereof into common stock of Borrower in accordance with the terms of the Subordinated Debenture Documents, or (ii) at any time that neither a Default, Event of Default or Borrowing Base Deficiency (as each such term is defined in the Senior Credit Agreement) exists or would result therefrom, Borrower from making regularly scheduled payments of interest on the Subordinated Debentures when due and in accordance with the terms of such Subordinated Debentures, including, without limitation, payments of accrued interest in connection with a conversion by a Subordinated Holder of its Subordinated Debentures into common stock of Borrower in accordance with the terms of the Subordinated Debenture Documents.
     2.4 Default on Senior Indebtedness. Except (a) as otherwise expressly provided in Section 2.3 in respect of the Subordinated Holder Optional Redemption, or (b) in connection with a conversion by a Subordinated Holder of its Subordinated Debentures into common stock of Borrower in accordance with the terms of the Subordinated Debenture Documents, no Loan Party may, and no Subordinated Holder may ask or require a Loan Party to, pay the principal of or interest on or other amounts with respect to the Subordinated Indebtedness, make any deposit pursuant to any Subordinated Debenture Document or prepay, purchase, redeem or otherwise acquire or retire any Subordinated Indebtedness (each such event referred to herein as “pay the Subordinated Indebtedness”) if (i) any default in payment of any Senior Indebtedness shall have occurred (whether such payment was due at maturity, on account of acceleration or otherwise, and whether for principal, interest or other amounts), or (ii) any Borrowing Base Deficiency (as defined in the Senior Credit Agreement) then exists unless, in each case, (A) the default or Borrowing Base Deficiency has been cured or waived and any such acceleration has been rescinded or (B) the Senior Indebtedness Payment Date has occurred. During the continuance of any Event of Default (as defined in the Senior Credit Agreement), no Loan Party may, and no Subordinated Holder may ask or require a Loan Party to, pay the Subordinated Indebtedness (other than payments in respect of the Subordinated Holder Optional Redemption or otherwise constituting Permitted Payments).
     2.5 Acceleration. If payment of any Subordinated Indebtedness is accelerated, any payment thereon prior to the Senior Indebtedness Payment Date shall be paid directly to the Senior Agent for the benefit of the Senior First Priority Secured Parties for application to the payment of the Senior Indebtedness until the date on which (a) the Senior Indebtedness has been indefeasibly paid in full in cash, (b) there are no outstanding Letters of Credit or similar instruments issued under the Senior Loan Documents for which cash collateral equal to 105% of the face amount thereof has not been deposited with the Senior Agent to secure drawings thereunder and (c) all Swap Agreements entered into between any Senior Lender or an affiliate thereof and any Loan Party have been terminated, and thereafter to the Subordinated Holder Representative, on behalf of the Subordinated Holders for application to the Subordinated Indebtedness.
     2.6 When Distributions Must Be Paid Over. In the event that the Subordinated Holder Representative or any Subordinated Holder receives any payment of any Subordinated Indebtedness at a time when such payment is prohibited by this Agreement or is to be paid to the Senior Agent or any Senior First Priority Secured Party, such payment shall be held by the Subordinated Holder Representative or such Subordinated Holder, in trust for the benefit of, and shall be paid forthwith over and delivered (together with any necessary endorsements) to, the Senior First Priority Secured Parties (or the Senior Agent), as their respective interests may appear, for application to the payment of the Senior Indebtedness. If any Subordinated Holder or the Subordinated Holder Representative shall fail to make any such endorsement, then each such Person hereby irrevocably authorizes and grants a power of attorney (which is irrevocable and coupled with an interest) to the Senior Agent to make such endorsement.
     2.7 Subrogation. After the Senior Indebtedness Payment Date and until the Subordinated Indebtedness is paid in full, the Subordinated Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Subordinated Holders have been applied to payment of Senior Indebtedness. A distribution made under this Agreement to the Senior First Priority Secured Parties that otherwise would have been made to Subordinated Holders is not, as between Borrower and Subordinated Holders, a payment by Borrower on the Subordinated Indebtedness.
     2.8 Agreement Not to Pursue Actions; Relative Rights. Until the Senior Indebtedness Payment Date shall have occurred, neither the Subordinated Holder Representative nor any Subordinated Holder will commence any Enforcement Action against any Loan Party to recover all or any part of the Subordinated Indebtedness or join with any other creditor unless the Senior First Priority Secured Parties shall also join in bringing any proceedings against such Loan Party in an Insolvency Proceeding or such action is permitted by Section 6.1. This Agreement defines the relative rights of Subordinated Holders and the Senior First Priority Secured Parties. Nothing in this Agreement shall impair, as between Borrower or any Loan Party and the Subordinated Holders, the obligations of Borrower and the Loan Parties to pay principal of and interest on the Subordinated Indebtedness in accordance with their terms.
     2.9 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to the Senior First Priority Secured Parties or the Subordinated Holders, the distribution may be made and the notice given to the Senior Agent and the Subordinated Holder Representative, respectively.
     2.10 Subordination Not To Prevent Subordinated Debenture Default. The failure to make a payment on the Subordinated Indebtedness by reason of any provision in this Agreement shall not be construed as preventing the occurrence of a Subordinated Debenture Default.
     2.11 Subordinated Holder Representative Entitled to Rely. Upon any payment or distribution pursuant to this Section 2, the Subordinated Holder Representative and the Subordinated Holders shall be entitled to rely upon (a) any order or decree of a court of competent jurisdiction in which any Insolvency Proceedings are pending that is consistent with this Agreement, or (b) the Senior Agent, in any such case, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement. In the event that the Subordinated Holder Representative determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Agreement, the Subordinated Holder Representative may request such Person to furnish evidence to the reasonable satisfaction of the Subordinated Holder Representative as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Agreement, and, if such evidence is not furnished, the Subordinated Holder Representative may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     2.12 Subordinated Holder Representative To Effectuate Subordination. Each Subordinated Holder by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness) authorizes and directs the Subordinated Holder Representative on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Subordinated Holders and the Senior First Priority Secured Parties as provided in this Agreement and appoints the Subordinated Holder Representative as attorney-in-fact for any and all such purposes, including the filing of a claim in any Insolvency Proceeding.
     2.13 Nature of Senior Indebtedness. The Subordinated Holder Representative on behalf of itself and the other Subordinated Holders acknowledges that, subject to Section 7.2, (a) all or a portion of the Senior Indebtedness is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Indebtedness may be modified, extended or amended from time to time, and (c) the aggregate amount of the Senior Indebtedness may be increased, replaced or refinanced, in each event, without prior notice to or consent by the Subordinated Holders and without affecting the provisions hereof. Subject to the limits set forth in Section 7.2, the terms of subordination contained in this Agreement and Lien priorities provided in Section 3.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Indebtedness or the Subordinated Indebtedness, or any portion thereof.
     SECTION 3 Lien Priorities.
     3.1 Subordination of Liens. Any and all Liens now existing or hereafter created or arising in favor of the Subordinated Holder Representative or any Subordinated Holder securing any of the Subordinated Indebtedness, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the Senior First Priority Secured Parties securing any of the Senior Indebtedness, notwithstanding (a) anything to the contrary contained in any agreement or filing to which any Senior First Priority Secured Party or Subordinated Holder or their respective representatives may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (b) any provision of the UCC or any applicable law or any Senior Loan Document or Subordinated Debenture Document or any other circumstance whatsoever and (c) the fact that any such Liens in favor of any Senior First Priority Secured Party securing any of the Senior Indebtedness are (i) subordinated to any Lien securing any obligation of any Loan Party other than the Subordinated Indebtedness or (ii) otherwise subordinated, voided, avoided, invalidated or lapsed.
     3.2 Priority and Perfection Not To Be Challenged. Neither the Subordinated Holder Representative nor any Subordinated Holder shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including, without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien in the Common Collateral granted in favor of any Senior First Priority Secured Party. Notwithstanding any failure by any Senior First Priority Secured Party or Subordinated Holder or their respective representatives to perfect its Liens in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Liens in the Common Collateral granted in favor of the Senior First Priority Secured Parties or the Subordinated Holders, the priority and rights as between the Senior First Priority Secured Parties and/or the Subordinated Holders and their representatives with respect to the Common Collateral shall be as set forth herein. Neither the Senior Agent nor any Senior First Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including, without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien in the Common Collateral granted in favor of any Subordinated Holder.
     3.3 Agreements Regarding Actions to Perfect Liens.
     (a) The Subordinated Holder Representative and the other Subordinated Holders agree (by their execution of the Subordinated Debenture Purchase Agreement and/or the Indenture and by their purchase of the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) that all mortgages, deeds of trust, deeds or other security instruments or letter-in-lieu or other similar notices (collectively, “Mortgages”) now or hereafter filed against real property or other assets of a Loan Party in favor of or for the benefit of the Subordinated Holder Representative or any Subordinated Holder, or delivered to any third party shall be in form and content satisfactory to the Senior Agent and shall contain the following notation (or similar language tailored to the nature of the instrument) in bold type:
     “The lien created by this mortgage/deed of trust or referred to herein on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted by Mortgagor to JPMorgan Chase Bank, N.A., as administrative agent, and its successors and assigns in such capacity, in such property, in accordance with the provisions of the Amended and Restated Intercreditor and Subordination Agreement dated as of                     , 2008 among JPMorgan Chase Bank, N.A., as Senior Agent, The Bank of New York Mellon Trust Company, N.A., as Subordinated Holder Representative and collateral agent, Mortgagor [or Teton Energy Corporation, as applicable] and certain affiliates of Mortgagor [or Teton Energy Corporation, as applicable], as amended from time to time.”

     (b) The Senior Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the Senior Security Documents, such possession or control is also for the benefit of the Subordinated Holder Representative and the other Subordinated Holders solely to the extent required to perfect their Lien in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Senior Agent (or any third party acting on its behalf) with respect to such Common Collateral or to provide the Subordinated Holder Representative or any other Subordinated Holder with any rights with respect to such Common Collateral beyond those specified in this Agreement; provided that subsequent to the occurrence of the Senior Indebtedness Payment Date, the Senior Agent shall (i) deliver to the Subordinated Holder Representative, at no cost or expense to the Senior Agent, the Common Collateral in its possession or control together with any necessary endorsements, without recourse, representation or warranty, to the extent required by the Subordinated Debenture Documents or (ii) deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior First Priority Secured Parties and the Subordinated Holders and shall not impose on the Senior First Priority Secured Parties or their representatives any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     3.4 New Liens. So long as the Senior Indebtedness Payment Date has not occurred, the parties hereto agree that if the Subordinated Holders or the Subordinated Holder Representative on their behalf shall acquire or hold any Lien on any assets of any Loan Party securing any Subordinated Indebtedness, which assets are not also subject to the First Priority Lien of the Senior Agent under the Senior Loan Documents, then such Subordinated Holder or the Subordinated Holder Representative will immediately without the need for any further consent of any other Subordinated Holder, notwithstanding anything to the contrary in any other Subordinated Debenture Document, promptly (a) notify the Senior Agent of such fact, specifying the property that does not then constitute Senior Loan Collateral and (b) if requested in writing by the Senior Agent, execute and deliver additional subordination documentation consistent with Section 10.2(c). If the filing of an Insolvency Proceeding prevents the Senior Agent from obtaining a Lien (or avoids any such Lien), then the Subordinated Holders will exercise their rights in respect of such Lien at the direction of the Senior Agent in a manner consistent with this Agreement for the benefit of the Senior Indebtedness. If the Senior Agent or any Senior First Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Senior Indebtedness, then no provision of this Agreement shall prohibit, nor shall the Senior Agent or any Senior First Priority Secured Party take any actions to prevent, the Subordinated Holder Representative or any Subordinated Holder from obtaining and perfecting a Second Priority Lien on such assets. The Subordinated Holders, by their purchase of any Subordinated Debentures under the Subordinated Debenture Documents and notwithstanding any provision of any Subordinated Debenture Document to the contrary, hereby authorize the Subordinated Holder Representative to comply with its obligations under this Section 3.4.

     SECTION 4 Enforcement Rights.
     4.1 Exclusive Enforcement. Subject to the Subordinated Holders’ rights to commence a Permitted Action, until the Senior Indebtedness Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Subordinated Holder, but subject to the proviso set forth in Section 6.1. Upon the occurrence and during the continuance of a Default or an Event of Default (as each such term is defined in the Senior Credit Agreement), the Senior Agent and the other Senior First Priority Secured Parties may take and continue any Enforcement Action with respect to the Senior Indebtedness and the Common Collateral in such order and manner as they may determine in their sole discretion, subject to their obligation to account for excess proceeds as contemplated by Section 5.1.
     4.2 Standstill and Waivers. The Subordinated Holder Representative and the Subordinated Holders (by their execution of the Subordinated Debenture Purchase Agreement and/or the Indenture and their purchase of the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) agree that, until the Senior Indebtedness Payment Date has occurred, subject to the terms of Section 5.1 and the proviso set forth in Section 6.1 and except for Permitted Actions:
     (a) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Subordinated Indebtedness pari passu with or senior to, or to give any Subordinated Holder any preference or priority relative to, the Liens with respect to the Senior Indebtedness or the Senior First Priority Secured Parties with respect to any of the Common Collateral;
     (b) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including, without limitation, the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by the Senior Agent or any other Senior First Priority Secured Party or any other Enforcement Action taken by or on behalf of the Senior Agent or any other Senior First Priority Secured Party;
     (c) they have no right to (i) direct either the Senior Agent or any other Senior First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Security Documents or (ii) consent or object to the exercise by the Senior Agent or any other Senior First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the Senior Loan Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);
     (d) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the Senior Agent or any other Senior First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and neither the Senior Agent nor any other Senior First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the Senior Agent or any other Senior First Priority Secured Party with respect to the Common Collateral;
     (e) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any subsidiary or affiliate of any Loan Party under or with respect to any Subordinated Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Subordinated Security Document (other than filing a proof of claim in an Insolvency Proceeding) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Subordinated Debenture Document;
     (f) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, any Common Collateral or pursuant to the Subordinated Security Documents, including delivery of letters-in-lieu to buyers of hydrocarbons or other letters of direction to account debtors; and
     (g) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
     4.3 Judgment Creditors. In the event, in accordance with Section 2.8, that any Subordinated Holder becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the Senior Indebtedness) as the other Liens securing the Subordinated Indebtedness (created pursuant to the Subordinated Security Documents) are subject to this Agreement.
     4.4 Cooperation. The Subordinated Holder Representative and the other Subordinated Holders (by their execution of the Subordinated Debenture Purchase Agreement and/or the Indenture and purchase of the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) agree that each of them shall take such actions as the Senior Agent shall reasonably request in connection with the exercise by the Senior First Priority Secured Parties of their rights set forth herein.
     4.5 Actions Upon Breach.
     (a) If any Subordinated Holder, contrary to this Agreement, commences or participates in any Enforcement Action against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the Senior Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Senior First Priority Secured Party may intervene and interpose such fact as a defense or dilatory plea in its or their name or in the name of such Loan Party.
     (b) Should any Subordinated Holder, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including,

without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Senior First Priority Secured Party (in its or their own name) may obtain relief against such Subordinated Holder by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Subordinated Holder Representative on behalf of each Subordinated Holder that (i) the Senior First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Subordinated Holder waives any defense that any Senior First Priority Secured Party cannot demonstrate damage and/or be made whole by the awarding of damages.
     4.6 Permitted Actions. The Subordinated Holder Representative shall promptly notify the Senior Agent of the commencement of any Permitted Action, any judgment in any Permitted Action and any other material developments related to its efforts in any of the foregoing. The Borrower shall promptly notify the Senior Agent of any exercise by any Subordinated Holder of any Subordinated Holder Optional Redemption.
     SECTION 5 Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.
     5.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including, without limitation, any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the Senior Agent for application to the Senior Indebtedness in accordance with the terms of the Senior Loan Documents, until the Senior Indebtedness Payment Date has occurred and thereafter, to the Subordinated Holder Representative for application to the Subordinated Indebtedness in accordance with the Subordinated Debenture Documents and thereafter to Borrower in accordance with the Subordinated Debenture Documents. Until the occurrence of the Senior Indebtedness Payment Date, any Common Collateral, including, without limitation, any such Common Collateral constituting proceeds, received by any Subordinated Holder in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Agent, for the benefit of the Senior First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Subordinated Holder, by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness), hereby authorizes the Senior Agent to make any such endorsements as agent for such Subordinated Holder (which authorization, being coupled with an interest, is irrevocable).
     5.2 Releases of Second Priority Lien.
     (a) Upon any sale or other disposition of Common Collateral that results in the release of the First Priority Lien on any Common Collateral (including, without limitation, any sale or other disposition pursuant to any Enforcement Action), the Second Priority Lien on such Common Collateral shall be automatically released with no further consent or action of any Person. The parties acknowledge that the Liens of the parties shall attach in the same priority as contemplated by this Agreement to the proceeds of such sale or other disposition in accordance with applicable law and that any such proceeds realized from an Enforcement Action shall be applied in accordance with the terms of Section 5.1.
     (b) The Subordinated Holder Representative and the Subordinated Holders shall authorize and/or promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Agent shall reasonably request to evidence any release of the Second Priority Lien described in paragraph (a). The Subordinated Holder Representative hereby appoints the Senior Agent and any officer or duly authorized person of the Senior Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinated Holder Representative and in the name of the Subordinated Holder Representative or in the Senior Agent’s own name, from time to time, in the Senior Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     5.3 Inspection Rights and Insurance.
     (a) Subject to the terms of Section 3.3(b) and Section 5.1, any Senior First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral in accordance with the terms of the Senior Loan Documents, and the Senior Agent may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Subordinated Holder or liability to any Subordinated Holder.
     (b) Until the Senior Indebtedness Payment Date has occurred and, in each case, in accordance with the terms of the Senior Loan Documents, the Senior Agent will have (i) the right, along with the Subordinated Holder Representative, to be named as loss payee under any insurance policies maintained from time to time by any Loan Party; (ii) the exclusive right to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder; and (iii) the exclusive right to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. All such proceeds shall be applied in a manner consistent with this Agreement. With respect to any check or other instrument issued jointly to the Senior Agent and the Subordinated Holder Representative or the Subordinated Holders, the Subordinated Holder Representative and the Subordinated Holders (by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) hereby appoint the Senior Agent and any officer or duly authorized person of the Senior Agent, with full power of substitution, as their true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Subordinated Holder Representative and the Subordinated Holders and in the name of the Subordinated Holder Representative or the Subordinated Holders or in the Senior Agent’s own name, from time to time, in the Senior Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to endorse, execute and deliver any and all documents and instruments as may be necessary to accomplish the purposes of this paragraph, including, without limitation, any endorsements, assignments, releases or other documents or instruments (which appointment, being coupled with an interest, is irrevocable). Notwithstanding the foregoing, the Senior Agent hereby agrees that, in exercising its rights under this Section 5.3(b), it shall not enter into any settlement agreement binding on the Subordinated Holders or the Subordinated Holder Representative that imposes affirmative obligations on the Subordinated Holders or the Subordinated Holder Representative.
     SECTION 6 Insolvency Proceedings.
     6.1 Filing of Motions. Until the Senior Indebtedness Payment Date has occurred, the Subordinated Holder Representative and the other Subordinated Holders (by their execution of the Subordinated Debenture Purchase Agreement and/or the Indenture and purchase of the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) agree that no Subordinated Holder shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case, that would breach a provision of this Agreement, including, without limitation, any challenge or contest with respect to the determination of any Liens or claims (including the validity and enforceability thereof) held by the Senior Agent or any other Senior First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Subordinated Holder Representative and the Subordinated Holders may file a proof of claim in an Insolvency Proceeding. For the avoidance of doubt, nothing in this Agreement should be construed to prohibit the Subordinated Holder Representative and the Subordinated Holders from pursuing the rights and taking actions and filing motions that other unsecured creditors are generally permitted to pursue or filing and pursuing any Permitted Action or other motion or action to the extent not prohibited by Sections 2.8, 3.2, 4.1, 4.2, and this Section 6.1.
     6.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the Senior Agent or one or more of the other Senior First Priority Secured Parties desire to consent (and not object) to the use of cash collateral under the Bankruptcy Code or to provide DIP Financing to any Loan Party, then the Subordinated Holder Representative and the Subordinated Holders agree that they (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 6.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the Senior First Priority Secured Parties, and (iii) to any “carve-out” agreed to by the Senior Agent or the other Senior First Priority Secured Parties, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such DIP Financing shall be adequate notice.
     6.3 Relief From the Automatic Stay. The Subordinated Holder Representative and the other Subordinated Holders agree that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding in respect of any Common Collateral, without the prior written consent of the Senior Agent.
     6.4 Adequate Protection. The Subordinated Holder Representative and the other Subordinated Holders agree that they shall not object to, contest, or support any other Person objecting to or contesting, (a) any request by the Senior Agent or the Senior First Priority Secured Parties for adequate protection or any adequate protection provided to the Senior Agent or the other Senior First Priority Secured Parties, (b) any objection by the Senior Agent or any other Senior First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the Senior Agent or any other Senior First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything to the contrary in this Agreement, in any Insolvency Proceeding, (i) if the Senior First Priority Secured Parties (or any of them) are granted adequate protection in the form of additional collateral or super priority claims in connection with any DIP Financing or use of cash collateral, and the Senior First Priority Secured Parties do not object to the adequate protection being provided to them, then the Subordinated Holder Representative and any of the Subordinated Holders may seek or accept adequate protection solely in the form of (A) a replacement Lien on such additional collateral, subordinated to the Liens securing the Senior Indebtedness and such DIP Financing on the same basis as the other Liens securing the Subordinated Indebtedness is so subordinated to the Senior Indebtedness under this Agreement and (B) super priority claims junior in all respects to the super priority claims granted to the Senior First Priority Secured Parties; provided, however, that the Subordinated Holder Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Subordinated Holders, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Subordinated Holder Representative, on behalf of itself and the Subordinated Holders, seeks or accepts adequate protection in accordance with clause (a) above and such adequate protection is granted in the form of additional collateral, then the Subordinated Holder Representative, on behalf of itself or any of the Subordinated Holders, agrees that the Senior Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Indebtedness and any such DIP Financing and that any Lien on such additional collateral securing the Subordinated Indebtedness shall be subordinated to the Liens on such collateral securing the Senior Indebtedness and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Subordinated Indebtedness are subordinated to such Senior Indebtedness under this Agreement. The Subordinated Holder Representative, on behalf of itself and the Subordinated Holders, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the Senior Agent.
     6.5 Avoidance Issues. If any Senior First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including, without limitation, because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Indebtedness shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Indebtedness Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Subordinated Holders (by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     6.6 Asset Dispositions in an Insolvency Proceeding. Neither the Subordinated Holder Representative nor any other Subordinated Holder shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the Senior First Priority Secured Parties. Without limitation of the foregoing, the Subordinated Holder Representative and each other Subordinated Holder will not object to any sale under Section 363 of the Bankruptcy Code (and otherwise under the Bankruptcy Code and the rules promulgated thereunder) to any sale supported by the Senior First Priority Secured Parties and will agree to have released their Liens in such assets.
     6.7 Separate Grants of Security and Separate Classification. Each Subordinated Holder (by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Security Documents and the Subordinated Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the Subordinated Indebtedness is fundamentally different from the Senior Indebtedness and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Senior First Priority Secured Parties and Subordinated Holders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Subordinated Holders (by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness)) hereby acknowledge and agree (i) that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Holders), the Senior First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Subordinated Holders, and (ii) to turn over to the Senior First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Holders.
     6.8 No Waivers of Rights of Senior First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the Senior Agent or any other Senior First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Subordinated Holder not expressly permitted hereunder, including the seeking by any Subordinated Holder of adequate protection (except as provided in Section 6.4).
     6.9 Plans of Reorganization. Neither the Subordinated Holder Representative nor any Subordinated Holder shall support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any plan of reorganization) unless such plan (a) pays off, in cash in full, all Senior Indebtedness or (b) is accepted by the class of holders of Senior Indebtedness voting thereon and is supported by the Senior Agent.
     6.10 Other Matters. To the extent that the Subordinated Holder Representative or any Subordinated Holder has or acquires rights as a junior lienholder under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Subordinated Holder Representative and such other Subordinated Holders agree not to assert any of such rights without the prior written consent of the Senior Agent; provided that if requested by the Senior Agent, the Subordinated Holder Representative and such Subordinated Holder shall timely exercise such rights in the manner requested by them, including any rights to payments in respect of such rights.
     6.11 Effectiveness in Insolvency Proceedings. This Agreement shall be effective both before and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
     SECTION 7 Agreements of the Parties.
     7.1 Agreements Relating to the Subordinated Debenture Documents. Each Loan Party and the Subordinated Holder Representative, on behalf of itself and the Subordinated Holders, agrees that it shall not (a) at any time execute or deliver any waiver, amendment or other modification to any of the Subordinated Debenture Documents inconsistent with or in violation of this Agreement; or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Debenture Purchase Agreement, the Indenture or any other Subordinated Debenture Document if (i) the effect of such amendment, modification or waiver is to shorten the final maturity or create amortization of principal or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate, (ii) such action requires the payment of a consent, amendment, waiver or other similar fee in excess of 500 basis points during any 12-month period, (iii) such action adds covenants, events of default or other agreements to the extent materially more restrictive than those contained in the Subordinated Debenture Documents as in effect on June 9, 2008 unless the corresponding covenant in the Senior Loan Document shall be added or so modified, provided that (A) any such addition or modification shall be subject to a “cushion”

mutually agreed by the Senior Lenders and the Subordinated Holders (but in any event not greater than any related cushion applicable to similar corresponding covenants in the Senior Credit Agreement and the Subordinated Debenture Purchase Agreement, each as in effect on June 9, 2008), and (B) the Subordinated Holders shall remove any such addition and revert to its earlier terms any modification at the time and to the extent that the Senior Lenders shall remove any corresponding addition or revert to its early terms any corresponding modification, or (iv) such action adds collateral unless the Senior Loan Documents are being amended at the same time to reflect such new Senior Loan Collateral.
     7.2 Agreements Relating to the Senior Loan Documents.
     (a) Each Loan Party and the Senior Agent, on behalf of itself and the Senior First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Senior Loan Documents if the effect thereof (i) extends the final maturity of the Senior Loans beyond April 2, 2013, (ii) increases the applicable margin over the Alternate Base Rate (as defined in the Senior Credit Agreement), LIBO Rate (as defined in the Senior Credit Agreement) or other reference rate specified in the Senior Loan Documents by an amount greater than two percent (2%) per annum over the highest amount set forth in the Senior Credit Agreement as in effect on the date hereof, plus during the continuation of an Event of Default (as defined in the Senior Credit Agreement), any applicable default rate as in effect on the date hereof, or (iii) increases the principal amount of the loans made under the Senior Credit Agreement to an amount in excess of $150,000,000.
     (b) If all of the events described in clauses (a), (b), (c) and (d) of the definition of “Senior Indebtedness Payment Date” have occurred to the satisfaction of the Senior First Priority Secured Parties, the Senior Agent agrees to promptly deliver a written notice to the Subordinated Holder Representative to that effect; provided that neither the Senior Agent nor any other Senior First Priority Secured Party shall have any liability for the failure to deliver such notice or to timely deliver such notice other than to return amounts received after the Senior Indebtedness Payment Date in excess of the amount of the Senior Indebtedness to the Subordinated Holder Representative (or as otherwise directed by a court of competent jurisdiction).
     7.3 Subordinated Holders’ Purchase Option.
     (a) The Subordinated Holders, jointly or separately, shall have the option, upon three Business Days’ prior written notice to the Senior Agent, to purchase through a refinancing or otherwise all, but not less than all, of the Senior Indebtedness (other than outstanding Letters of Credit) then outstanding under the Senior Loan Documents at a purchase price in cash equal to the sum of (i) the aggregate principal amount of the Senior Loans then outstanding under the Senior Loan Documents, (ii) all accrued and unpaid interest, fees, expenses, breakage costs and other liquidated amounts then due and liquidated claims of indemnity and (iii) the termination value of all Swap Agreements constituting Senior Indebtedness; provided, that, contemporaneously with the payment of such purchase price, provision of cash collateral is made with respect to all Letters of Credit then issued and outstanding under the Senior Loan Documents in the manner set forth below.

     (b) On the date specified by the Subordinated Holders in such notice (which shall not be less than five Business Days, nor more than eight Business Days, after the receipt by the Senior Agent of the notice from the applicable Subordinated Holder of such election to exercise such option), the Senior Lenders shall sell to the applicable Subordinated Holder (or its designee), and the applicable Subordinated Holder (or its designee) shall purchase from the Senior Lenders, all, but not less than all, of the Senior Loans and other Senior Indebtedness (other than outstanding Letters of Credit).
     (c) Upon the date of such purchase and sale, the applicable Subordinated Holder (or its designee) shall (i) cause to be paid in cash to the Senior Agent on behalf of the Senior Lenders the purchase price set forth in clause (a) above, as applicable (as calculated and determined by the Senior Agent in its sole reasonable and good faith judgment), (ii) if applicable, furnish cash collateral to the Senior Agent in such amounts as the Senior Agent, in reasonable and good faith judgment, determines is reasonably necessary to secure any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such Letters of Credit), and (iii) agree to reimburse the Senior Agent for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit as described above and any checks or other payments provisionally credited to such Senior Indebtedness, and/or as to which the Senior Agent has not yet received final payment. Such cash purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the Senior Agent may designate in writing to the applicable Subordinated Holder for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid to the bank account designated by the Senior Agent are received in such bank account later than 11:00 a.m., Chicago, Illinois time.
     (d) Such purchase shall be made without representation or warranty of any kind by the Senior Agent and the Senior Lenders and without recourse to such Senior Lenders, except that each such Senior Lender shall represent and warrant: (i) the amount of the Senior Loans to be purchased that is owing to it, (ii) that such Senior Lender owns its interests in the Senior Loans free and clear of any Liens, and (iii) such Senior Lender has the right to assign its interest in the Senior Loans.
     SECTION 8 Reliance; Waivers; etc.
     8.1 Reliance. The Senior Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Subordinated Holder Representative and the Subordinated Holders expressly waive all notice of the acceptance of and reliance on this Agreement by the Senior First Priority Secured Parties. The Subordinated Debenture Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Senior Agent expressly waives all notices of the acceptance of and reliance by the Subordinated Holder Representative and the Subordinated Holders.

     8.2 No Warranties or Liability. The Subordinated Holder Representative, the Subordinated Holders and the Senior Agent acknowledge and agree that none of them have made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Senior Loan Document or any Subordinated Debenture Document. Except as otherwise provided in this Agreement, the Subordinated Holder Representative, the Subordinated Holders and the Senior Agent will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate, with, in each case, the consent of the Loan Parties (or any of them), as applicable, to the extent required by the applicable Senior Loan Document or Subordinated Debenture Document.
     8.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the Senior Loan Documents or the Subordinated Debenture Documents.
     SECTION 9 Obligations Unconditional.
     9.1 Senior Indebtedness Unconditional. All rights and interests of the Senior First Priority Secured Parties hereunder, and all agreements and obligations of the Subordinated Holder Representative and the Subordinated Holders (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Senior Loan Document;
     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Senior Indebtedness, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Senior Loan Document;
     (c) prior to the Senior Indebtedness Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Senior Indebtedness or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Senior Indebtedness, or of any of the Subordinated Holder Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.
     9.2 Subordinated Indebtedness Unconditional. All rights and interests of the Subordinated Holder Representative and the Subordinated Holders hereunder, and all agreements and obligations of the Senior First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Subordinated Debenture Document;

     (b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Subordinated Indebtedness, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Subordinated Debenture Document;
     (c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Subordinated Indebtedness or any guarantee or guaranty thereof; or
     (d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Subordinated Indebtedness or any Senior First Priority Secured Party in respect of this Agreement.
     SECTION 10 Miscellaneous Agreements.
     10.1 Representations of Subordinated Holder. Each Subordinated Holder and the Subordinated Holder Representative by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness) severally represent and warrant that:
     (a) neither the execution nor delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which it is now subject to;
     (b) it has all requisite authority to execute, deliver and perform its obligations under this Agreement; and
     (c) this Agreement constitutes its legal, valid, and binding obligation in accordance to its terms, subject to applicable bankruptcy, insolvency or similar laws and general principles of equity.
     10.2 Covenants. Each Subordinated Holder and the Subordinated Holder Representative by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness) covenant that until the Senior Indebtedness Payment Date, it will:
     (a) cause the Subordinated Debenture Purchase Agreement, the Indenture and the Subordinated Debentures to contain the following statement or legend in bold type:
     “The indebtedness and other obligations of Borrower and its subsidiaries evidenced by this Agreement (or by this Indenture, as applicable) and the Debentures issued hereunder owed to the Purchasers and Holders party to this Agreement (or Indenture, as applicable) are junior and subordinate to the indebtedness and other obligations of Borrower and its subsidiaries in accordance with the provisions of the Amended and Restated Intercreditor and Subordination Agreement dated as of                     , 2008, among JPMorgan Chase Bank, N.A., as Senior Agent, The Bank of New York Mellon Trust Company, N.A., as Subordinated Holder Representative and collateral agent, Borrower and certain of its affiliates, as amended from time to time.”
     (b) not assign or transfer to others any Subordinated Indebtedness or any claim of any Subordinated Holder against Borrower or any Loan Party, unless such assignment or transfer is expressly made subject to this Agreement.
     (c) execute any and all other instruments necessary as reasonably required by the Senior Agent to effect the subordinations intended hereby.
     10.3 Representations of Senior Agent. The Senior Agent represents and warrants that:
     (a) neither the execution nor delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which it is now subject to;
     (b) it has all requisite authority to execute, deliver and perform its obligations under this Agreement; and
     (c) this Agreement constitutes its legal, valid, and binding obligation in accordance to its terms, subject to applicable bankruptcy, insolvency or similar laws and general principles of equity.
     SECTION 11 Miscellaneous.
     11.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Loan Document or any Subordinated Debenture Document, the provisions of this Agreement shall govern.
     11.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the Senior Indebtedness Payment Date shall have occurred. This is a continuing agreement and the Senior First Priority Secured Parties and the Subordinated Holders may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.
     11.3 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Senior Agent, the Subordinated Holder Representative and, only if the rights or duties of any Loan Party are directly affected thereby, such Loan Party.

     11.4 Information Concerning Financial Condition of Borrower and the other Loan Parties. The Subordinated Holder Representative and each of the Subordinated Holders hereby assume responsibility for keeping themselves informed of the financial condition of Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Subordinated Indebtedness. The Subordinated Holder Representative and each Subordinated Holder by entering into the Subordinated Debenture Purchase Agreement and/or the Indenture and purchasing the Subordinated Debentures thereunder (or otherwise holding or owning any Subordinated Indebtedness) agree that neither the Senior Agent, any holder of Senior Indebtedness nor any of their affiliates shall have any duty to advise any Subordinated Holder or any of their representatives of information known to it regarding such condition or any such circumstances. In the event the Senior Agent or any Senior Lender or other Person, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, such Person shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.
     11.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Texas, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of Texas are governed by the laws of such jurisdiction.
     11.6 Submission to Jurisdiction.
     (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Texas sitting in Dallas County and of the United States District Court for the Northern District of Texas, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment (after all rights to appeal have been taken or waived) in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Senior First Priority Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any Senior Loan Documents against Borrower or any other Loan Party or its properties in the courts of any jurisdiction.
     (b) Borrower, each other Loan Party and the Subordinated Holders hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so (i) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

     (c) Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any manner permitted by law.
     11.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties (except that notices to be delivered to the Subordinated Holders may be delivered to the Subordinated Holder Representative indicated on such party’s signature page hereto).
     11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Senior First Priority Secured Parties and Subordinated Holders and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
     11.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     11.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     11.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission (e.g., pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     11.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     11.13 No Third Party Beneficiaries. All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of parties hereto, the Senior First Priority Secured Parties and the Subordinated Holders, and there are no other parties who are intended to be benefited in any way by this Agreement. Nothing contained in this Agreement is intended to affect or limit in any way the Liens each of the parties hereto has in or on any or all of the property and assets of the Loan Parties, whether tangible or intangible, insofar as any Loan Party or any third party is concerned. The parties hereto specifically reserve all respective Liens and related rights to assert such Liens as against any Loan Party or third party.
     11.14 Actions of the Senior Agent. Actions undertaken by the Senior Agent pursuant to this Agreement on behalf of the other Senior First Priority Secured Parties shall be undertaken at the direction or with the consent of the requisite number or percentage of Senior Lenders to the extent required by, and in accordance with the terms of, the Senior Loan Documents.
     11.15 Actions of the Subordinated Holder Representative. Actions undertaken by the Subordinated Holder Representative pursuant to this Agreement on behalf of the Subordinated Holders shall be undertaken at the direction or with the consent of the requisite number or percentage of Subordinated Holders to the extent required by, and in accordance with the terms of, the Subordinated Debenture Documents.
     11.16 Waiver of Punitive Damages and Consequential Damages. In no event shall any of the Subordinated Holders, the Subordinated Holder Representative, the Senior Lenders, the Senior First Priority Secured Parties, the Loan Parties or the Senior Agent be liable for any consequential, exemplary or punitive damages as a result of, or arising from, any of such party’s acts or omissions under or with respect to this Agreement.
     11.17 Restatement. This Agreement is a restatement of, and an amendment and supplement to, the Original Intercreditor and Subordination Agreement.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as Senior Agent for and on behalf of the Senior First Priority Secured Parties

By:	/s/ Brian Orlando
Brian Orlando
Senior Vice President

Address for Notices: JPMorgan Chase Bank, N.A. 712 Main Street, Floor 12 Houston, Texas 77002-3201 Attention: Ryan Fuessel Telecopy No.: (832) 487-1765
[Signature Page]
Amended and Restated Intercreditor And Subordination Agreement
Teton Energy Corporation

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Subordinated Holder Representative and collateral agent for and on behalf of the Subordinated Holders

By:	/s/ Van K. Brown
	Name:	Van K. Brown
	Title:	Vice President

Address for Notices: The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 18th floor Houston, Texas 77002 Attention: Brian Echausse Telecopy: (713) 483-7038
[Signature Page]
Amended and Restated Intercreditor And Subordination Agreement
Teton Energy Corporation

TETON ENERGY CORPORATION

By:	/s/ Lonnie R. Brock
	Name:	Lonnie R. Brock
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices: 410 17th Street, Suite 1850 Denver, Colorado 80202 Attention: Lonnie Brock Telecopy: (303) 565-4606

TETON NORTH AMERICA LLC

By:	/s/ Lonnie R. Brock
	Name:	Lonnie R. Brock
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices: 410 17th Street, Suite 1850 Denver, Colorado 80202 Attention: Lonnie Brock Telecopy: (303) 565-4606
[Signature Page]
Amended and Restated Intercreditor And Subordination Agreement
Teton Energy Corporation

TETON PICEANCE LLC

By:	/s/ Lonnie R. Brock
	Name:	Lonnie R. Brock
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices: 410 17th Street, Suite 1850 Denver, Colorado 80202 Attention: Lonnie Brock Telecopy: (303) 565-4606

TETON DJ LLC

By:	/s/ Lonnie R. Brock
	Name:	Lonnie R. Brock
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices: 410 17th Street, Suite 1850 Denver, Colorado 80202 Attention: Lonnie Brock Telecopy: (303) 565-4606
[Signature Page]
Amended and Restated Intercreditor And Subordination Agreement
Teton Energy Corporation

TETON WILLISTON LLC

By:	/s/ Lonnie R. Brock
	Name:	Lonnie R. Brock
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices: 410 17th Street, Suite 1850 Denver, Colorado 80202 Attention: Lonnie Brock Telecopy: (303) 565-4606
TETON BIG HORN LLC

By:	/s/ Lonnie R. Brock
	Name:	Lonnie R. Brock
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices: 410 17th Street, Suite 1850 Denver, Colorado 80202 Attention: Lonnie Brock Telecopy: (303) 565-4606
[Signature Page]
Amended and Restated Intercreditor And Subordination Agreement
Teton Energy Corporation

TETON DJCO LLC

By:	/s/ Lonnie R. Brock
	Name:	Lonnie R. Brock
	Title:	Executive Vice President and Chief Financial Officer

Address for Notices: 410 17th Street, Suite 1850 Denver, Colorado 80202 Attention: Lonnie Brock Telecopy: (303) 565-4606
[Signature Page]
Amended and Restated Intercreditor And Subordination Agreement
Teton Energy Corporation

WHITEBOX TETON, LTD.
By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Director COO

WHITEBOX ADVISORS, LLC
By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Director COO
Address for Notices: c/o Whitebox Advisors, LLC 3033 Excelsior Blvd., Suite 300 Minneapolis, Minnesota 55416 Attention: Mark Strefling Telecopy: (612) 253-6118
[Signature Page]
Amended and Restated Intercreditor And Subordination Agreement
Teton Energy Corporation